UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2011 (September 14, 2011)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

5307 W. Loop 289
Lubbock, Texas 79414
 (Address of principal executive offices) (Zip Code)

806-771-5212
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On September 14, 2011, the Company issued a press release announcing that it had filed a final prospectus on September 12, 2011 (the “Prospectus”) with the U.S. Securities and Exchange Commission (the “SEC”) for its previously announced rights offering (the “Rights Offering”) in which Company stockholders will receive one (1) non-transferable and non-tradable right to purchase one (1) additional share of the Company’s common stock, par value $0.001 per share, for each share owned as of the Record Date, for a subscription price of $0.30 per share. The Company’s registration statement on Form S-1 (as amended) of which the Prospectus is a part was declared effective by the SEC on September 12, 2011.

There can be no assurance as to the amount of Common Stock that will be subscribed for pursuant to the Rights Offering.

A copy of the press release dated September 14, 2011 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Current Report shall not constitute an offer to sell, or the solicitation of an offer to buy the rights or the underlying shares, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful under the securities laws of any such state.

Item 9.01                       Financial Statements and Exhibits

(a)            Not applicable.
(b)            Not applicable.
(c)            Not applicable.
(d)            Exhibits

Exhibit No.	Description
99.1	Press Release dated September 14, 2011 entitled “XFONE Announces Filing of Rights Offering Prospectus.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: September 14, 2011	By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer and Director

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated September 14, 2011 entitled “XFONE Announces Filing of Rights Offering Prospectus.”